Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290
News Release
HEALTHCARE REALTY REPORTS THIRD QUARTER 2025 RESULTS
NASHVILLE, Tennessee, October 30, 2025 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS
•GAAP Net Loss of $(0.17) per share, NAREIT FFO of $0.34 per share, Normalized FFO of $0.41 per share, and FAD of $116.9 million (payout ratio of 73%)
•Same store cash NOI growth of +5.4% was driven by 90 basis points of occupancy increase and tenant retention of 88.6% with +3.9% cash leasing spreads
•Increased 2025 guidance for Normalized FFO per share to $1.59 - $1.61 and same store cash NOI growth to 4.00% - 4.75%
•Third quarter lease executions totaled 1.6 million square feet including 441,000 square feet of new lease executions
•During the third quarter and through October, completed asset sales of $404 million through 15 separate transactions
◦YTD sales total $486 million at a blended 6.5% cap rate
◦Approximately $700 million of additional sales are under contract or LOI
•Run-rate Net Debt to Adjusted EBITDA of 5.8x; anticipated to be between 5.4x and 5.7x by year end

THIRD QUARTER 2025 RESULTS

	THREE MONTHS ENDED
	SEPTEMBER 30, 2025		SEPTEMBER 30, 2024
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(57,738)	$(0.17)	$(93,023)	$(0.26)
NAREIT FFO, diluted	$118,922	$0.34	$77,288	$0.21
Normalized FFO, diluted	$145,340	$0.41	$142,049	$0.39

LEASING ACTIVITY
During the third quarter, the Company executed 333 new and renewal leases for 1.6 million square feet.
•Weighted average lease term was 5.8 years with an average annual escalator of 3.1%.
•Health system leasing comprised approximately 48% of our signed lease volume in the quarter.
Key leasing highlights:
•Memphis, TN. 21,000 square foot new lease with our health system partner, Baptist Memorial Health, taking our on-campus building to 100% leased
•Dallas, TX. 19,000 square foot new lease with a premier national healthcare service provider on a Baylor Scott & White Health campus, increasing the building to approximately 100% leased
•Fort Worth, TX. 18,000 square foot new lease with Baylor Scott & White Health in our recently delivered development on their growing downtown campus bringing total building leased percentage to 72%

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•Seattle, WA. 25,000 square foot renewal in our fully occupied on-campus building on Multicare's Overlake Medical Center in the Bellevue submarket representing a 22% cash leasing spread

CAPITAL ALLOCATION
Dispositions
During the third quarter and through October, the Company made further progress on its previously identified disposition portfolio through 15 different transactions for a total of $404 million. A summary of the significant sale transactions is as follows:
•Columbus, OH. Monetization of three off-campus MOBs sold to the affiliated health system for $34 million
•Milwaukee, WI. Strategic market exit of Milwaukee MSA with the $60 million sale of two MOBs to the affiliated health system
•Chicago, IL. Reduced exposure to this non-core market through the sale of an off campus property to a health system for $19 million
•Tampa, FL. Opportunistic sale of a fully stabilized asset to the affiliated health system at premium valuation of $22 million
•Dallas, TX. Sale of four on-campus properties to the affiliated health system for $59 million in conjunction with securing material new and renewal lease executions
•Richmond, VA. The Company is under contract to sell its six, fully-leased MOBs in the Richmond, VA MSA for $171 million, harvesting full value at attractive market pricing. The sale would represent a full exit from Richmond, where we have observed few future growth opportunities. Due diligence has expired, and the transaction is expected to close in the fourth quarter, subject to customary closing conditions

Development and Redevelopment
During the third quarter, the Company made significant progress on its development and redevelopment pipeline, advancing several key projects across major markets. Highlights include:
•Fort Worth, TX. Recently delivered our 101,000 square foot, $48 million development that is currently 72% leased. This building represents our third on Baylor Scott & White’s All Saints campus
•Seattle, WA. Located in the dense Northgate submarket where the Company owns three fully-leased properties on and adjacent to the UW Medical Center - Northwest campus. The $13.6 million redevelopment will transform this building into a modern outpatient facility to drive occupancy and rent growth
•Denver, CO. Part of a three-MOB portfolio located adjacent to the growing UCHealth Highlands Ranch Hospital campus in the Highlands Ranch submarket. The $7.3 million redevelopment of this mixed-use outpatient campus will allow the Company to upgrade to modern clinical suites at superior rental rates
•Charlotte, NC. The Company's third medical conversion project in the growing Huntersville submarket. The $19.2 million redevelopment will capture growth from the adjacent Novant Huntersville hospital

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Balance Sheet
Debt paydown from asset sales has decreased run-rate Net Debt to Adjusted EBITDA to 5.8x. By year-end, Net Debt to Adjusted EBITDA is anticipated to be between 5.4x - 5.7x. Through October and inclusive of asset sales, the Company has approximately $1.3 billion of liquidity.
In October, the Company fully repaid the $151 million term loan due May 2027.
DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on November 21, 2025, to Class A common stockholders of record on November 11, 2025. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.

GUIDANCE
The Company increased its Normalized FFO per share and Same Store Cash NOI growth guidance, as outlined below, as well as updated the guidance provided on page 29 of the Supplemental Information:

	EXPECTED 2025
	PRIOR		CURRENT		ACTUAL
	LOW	HIGH	LOW	HIGH	3Q 2025	YTD
Earnings per share	$(0.78)	$(0.73)	$(0.86)	$(0.81)	$(0.17)	$(0.75)
NAREIT FFO per share	$1.42	$1.46	$1.39	$1.41	$0.34	$1.02
Normalized FFO per share	$1.57	$1.61	$1.59	$1.61	$0.41	$1.20
Same Store Cash NOI growth	3.25%	4.00%	4.00%	4.75%	5.4%	4.6%

The 2025 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

EARNINGS CALL
On Friday, October 31, 2025, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 800-715-9871 access code 4950066;
•All Other Locations: +1 646-307-1963 access code 4950066.
Replay Information:
•Domestic Dial-In Number: +1 800-770-2030 access code 4950066;
•All Other Locations: +1 609-800-9909 access code 4950066.

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest, pure-play owner, operator and developer of medical outpatient buildings in the United States.

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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Consolidated Balance Sheets
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Real estate properties
Land	$1,066,616	$1,105,231	$1,134,635	$1,143,468	$1,195,116
Buildings and improvements	8,557,270	9,199,089	9,729,912	9,707,066	10,074,504
Lease intangibles	504,309	567,244	631,864	664,867	718,343
Personal property	6,854	6,944	9,938	9,909	9,246
Investment in financing receivables, net	123,346	124,134	123,813	123,671	123,045
Financing lease right-of-use assets	75,462	76,574	76,958	77,343	77,728
Construction in progress	—	40,421	35,101	31,978	125,944
Land held for development	57,203	49,110	52,408	52,408	52,408
Total real estate investments	10,391,060	11,168,747	11,794,629	11,810,710	12,376,334
Less accumulated depreciation and amortization	(2,381,297)	(2,494,169)	(2,583,819)	(2,483,656)	(2,478,544)
Total real estate investments, net	8,009,763	8,674,578	9,210,810	9,327,054	9,897,790
Cash and cash equivalents	43,345	25,507	25,722	68,916	22,801
Assets held for sale, net	604,747	358,207	6,635	12,897	156,218
Operating lease right-of-use assets	209,291	243,910	259,764	261,438	259,013
Investments in unconsolidated joint ventures	458,627	463,430	470,418	473,122	417,084
Other assets, net [1]	533,874	469,940	522,920	507,496	491,679
Total assets	$9,859,647	$10,235,572	$10,496,269	$10,650,923	$11,244,585

LIABILITIES AND STOCKHOLDERS' EQUITY
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Liabilities
Notes and bonds payable	$4,485,706	$4,694,391	$4,732,618	$4,662,771	$4,957,796
Accounts payable and accrued liabilities	173,784	194,076	144,855	222,510	197,428
Liabilities of properties held for sale	69,808	30,278	422	1,283	7,919
Operating lease liabilities	166,231	203,678	224,117	224,499	229,925
Financing lease liabilities	72,654	73,019	72,585	72,346	71,887
Other liabilities	146,618	158,704	174,830	161,640	180,283
Total liabilities	5,114,801	5,354,146	5,349,427	5,345,049	5,645,238

Redeemable non-controlling interests	4,332	4,332	4,627	4,778	3,875

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,516	3,516	3,510	3,505	3,558
Additional paid-in capital	9,134,486	9,129,338	9,121,269	9,118,229	9,198,004
Accumulated other comprehensive (loss) income	(6,461)	(9,185)	(7,206)	(1,168)	(16,963)
Cumulative net income attributable to common stockholders	113,847	171,585	329,436	374,309	481,155
Cumulative dividends	(4,562,454)	(4,477,940)	(4,368,739)	(4,260,014)	(4,150,328)
Total stockholders' equity	4,682,934	4,817,314	5,078,270	5,234,861	5,515,426
Non-controlling interest	57,580	59,780	63,945	66,235	80,046
Total equity	4,740,514	4,877,094	5,142,215	5,301,096	5,595,472
Total liabilities and stockholders' equity	$9,859,647	$10,235,572	$10,496,269	$10,650,923	$11,244,585

1. 3Q 2025 Other assets, net includes $55.7 million of proceeds held in a cash escrow account from a portfolio disposition that closed on September 30, 2025 and was received by the Company on October 1, 2025.

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Consolidated Statements of Income
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Revenues
Rental income	$287,399	$287,070	$288,857	$300,065	$306,499
Interest income	3,480	3,449	3,731	4,076	3,904
Other operating	6,886	6,983	6,389	5,625	5,020
	297,765	297,502	298,977	309,766	315,423
Expenses
Property operating	113,456	109,924	114,963	114,415	120,232
General and administrative	21,771	23,482	13,530	34,208	20,124
Normalizing items [1]	(12,046)	(10,302)	(502)	(22,991)	(6,861)
Normalized general and administrative	9,725	13,180	13,028	11,217	13,263
Transaction costs	125	593	1,011	1,577	719
Depreciation and amortization	137,841	147,749	150,969	160,330	163,226
	273,193	281,748	280,473	310,530	304,301
Other income (expense)
Interest expense before merger-related fair value	(41,927)	(42,766)	(44,366)	(47,951)	(50,465)
Merger-related fair value adjustment	(10,715)	(10,580)	(10,446)	(10,314)	(10,184)
Interest expense	(52,642)	(53,346)	(54,812)	(58,265)	(60,649)
Gain on sales of real estate properties and other assets	76,771	20,004	2,904	32,082	39,310
Loss on extinguishment of debt	(286)	—	—	(237)	—
Impairment of real estate assets and credit loss reserves	(104,362)	(142,348)	(12,081)	(81,098)	(84,394)
Impairment of goodwill	—	—	—	—	—
Equity income (loss) from unconsolidated joint ventures	287	158	1	224	208
Interest and other income (expense), net	(2,884)	(366)	95	(154)	(132)
	(83,116)	(175,898)	(63,893)	(107,448)	(105,657)
Net loss	$(58,544)	$(160,144)	$(45,389)	$(108,212)	$(94,535)
Net loss attributable to non-controlling interests	806	2,293	516	1,366	1,512
Net loss attributable to common stockholders	$(57,738)	$(157,851)	$(44,873)	$(106,846)	$(93,023)

Basic earnings per common share	$(0.17)	$(0.45)	$(0.13)	$(0.31)	$(0.26)
Diluted earnings per common share	$(0.17)	$(0.45)	$(0.13)	$(0.31)	$(0.26)

Weighted average common shares outstanding - basic	349,964	349,628	349,539	351,560	358,960
Weighted average common shares outstanding - diluted [2]	349,964	349,628	349,539	351,560	358,960

1Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,253,989 units were not included.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Net loss attributable to common stockholders	$(57,738)	$(157,851)	$(44,873)	$(106,846)	$(93,023)
Net loss attributable to common stockholders/diluted share [3]	$0.17	$(0.45)	$(0.13)	$(0.31)	$(0.26)

Gain on sales of real estate assets	(76,771)	(20,004)	(2,904)	(32,082)	(39,148)
Impairments of real estate assets	104,362	140,877	10,145	75,423	37,632
Real estate depreciation and amortization	143,187	152,936	155,288	164,656	167,821
Non-controlling loss from operating partnership units	(806)	(2,293)	(599)	(1,422)	(1,372)
Unconsolidated JV depreciation and amortization	6,688	6,706	6,717	5,913	5,378
FFO adjustments	$176,660	$278,222	$168,647	$212,488	$170,311
FFO adjustments per common share - diluted	$0.50	$0.79	$0.48	$0.60	$0.47
FFO	$118,922	$120,371	$123,774	$105,642	$77,288
FFO per common share - diluted	$0.34	$0.34	$0.35	$0.30	$0.21

Transaction costs	125	593	1,011	1,577	719
Lease intangible amortization	(203)	(222)	(228)	(2,348)	(10)
Non-routine legal costs/forfeited earnest money received	9	478	77	306	306
Debt financing costs [4]	3,493	—	—	237	—
Restructuring and severance-related charges	12,046	10,302	502	22,991	6,861
Credit losses and gains (losses) on other assets, net [5]	—	1,471	1,936	4,582	46,600
Merger-related fair value adjustment	10,715	10,580	10,446	10,314	10,184
Unconsolidated JV normalizing items [6]	233	163	204	113	101
Normalized FFO adjustments	$26,418	$23,365	$13,948	$37,772	$64,761
Normalized FFO adjustments per common share - diluted	$0.07	$0.07	$0.04	$0.11	$0.18
Normalized FFO	$145,340	$143,736	$137,722	$143,414	$142,049
Normalized FFO per common share - diluted	$0.41	$0.41	$0.39	$0.40	$0.39

Non-real estate depreciation and amortization	114	207	222	404	276
Non-cash interest amortization, net [7]	1,384	1,130	1,217	1,239	1,319
Rent reserves, net	146	130	94	(369)	(27)
Straight-line rent income, net	(5,899)	(7,045)	(6,844)	(7,051)	(5,771)
Stock-based compensation	3,386	3,887	3,028	3,028	4,064
Unconsolidated JV non-cash items [8]	(463)	(356)	(253)	(277)	(376)
Normalized FFO adjusted for non-cash items	$144,008	$141,689	$135,186	$140,388	$141,534
2nd generation TI	(9,398)	(12,036)	(14,885)	(20,003)	(16,951)
Leasing commissions paid	(7,438)	(5,187)	(11,394)	(11,957)	(10,266)
Building capital	(10,319)	(9,112)	(6,687)	(8,347)	(7,389)
Total maintenance capex	$(27,155)	$(26,335)	$(32,966)	$(40,307)	$(34,606)
FAD	$116,853	$115,354	$102,220	$100,081	$106,928
Quarterly dividends and OP distributions	$85,536	$110,486	$109,840	$110,808	$113,770
FFO wtd avg common shares outstanding - diluted [8]	354,690	354,078	353,522	355,874	363,370

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended credit facility.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and transaction costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
7Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
8The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 472,119 for the three months ended September 30, 2025. Also includes the diluted impact of 4,253,989 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, and funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income plus interest from financing receivables less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, financing receivable amortization, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction through the application of additional resources, including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for five full quarters. Newly developed or redeveloped properties will be included in the same store pool five full quarters after substantial completion.

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